                                                                   EXHIBIT 10.16


                                   AGREEMENT


     This Agreement, dated as of March 15, 1998 (the "Effective Date"), is made by and between Lycos, Inc., a Delaware corporation with a principal place of business at 500 Old Connecticut Path, Framingham, MA 01701-4576 ("Lycos"), and Preview Travel, Inc. a Delaware corporation with a principal place of business at 747 Front Street, San Francisco, CA 94111 ("Preview")

                                   Recitals
                                   --------

     A. Lycos is the owner or licensee of certain Web services (collectively, the "Lycos Services"), which are accessible through the URL www.lycos.com (the "Lycos Site");

     B. Preview is the operator of a Web site accessible through the URL www.previewtravel.com (the "Preview Site"), that provides travel booking capability (the "Preview Services") and travel-related content ("Preview Content");

     C. Preview would like Lycos to provide links from the Lycos Site to a version of the Preview Site home page that contains Lycos branding elements on the left hand and top navigation bars (the " Lycos/Preview Travel Service Site") in order to increase traffic to the Preview Site.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lycos and Preview hereby agree as follows:

                                     Terms
                                     -----

          1.   Lycos's Obligations:
               -------------------

               a.  Integration of the Lycos Site.  Lycos shall provide links to
                   -----------------------------
          the Lycos/Preview Travel Service Site from the following areas on the Lycos Site (the location and appearance of such links shall be at Lycos's discretion):

               i.  Shopping Web Guide: Shopping Web Guide
                   ------------------
               click thrus default to the Shopping Network.

               ii.  Personal Guide: When users register with Lycos to receive a
                    --------------
               personal page, Lycos will present users with travel related questions in order to qualify users for receipt of Preview special offers and travel stories as content on their personal pages.



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               iii. Search Results - Key Word: Preview will be provided with a
                    -------------------------
               graphics and text link (as set forth on Exhibit 1 hereto) which will appear on all occurrences of the available key words listed in Attachment 1. Such graphic will link to the open "Preview Travel" tab in the Full Service Provider category of the Lycos Travel Network. Lycos will provide banner advertisements for [*] of the available key word search impressions associated with the key words in Attachment 1. Key words on Attachment 1 which are unavailable on the Effective Date of this Agreement due to prior contractual commitments will be provided to Preview when such contractual commitments expire. At the beginning of each quarter of this Agreement, commencing on June 1, 1998, Preview may elect to substitute up to [*] of the words on Attachment 1 with other key words so long as such words are available for sale by Lycos. Furthermore, unsold and unbartered ad banner slots of the remaining [*] of keyword search impressions associated with Attachment 1 will be provided to Preview on an as-available basis. Such ad banner slots may be purchased by Preview, at its sole discretion, at the same rate as over delivery as specified in Section 6 (iv).

               iv.  Travel Web Guide: Preview will be provided with a Premier
                    ----------------
               link in the Travel Web Guide (as set forth on Exhibit 2). Additionally, Preview will be provided with [*] of the total ad banner inventory in the Travel Web guide. Furthermore, unsold and unbartered inventory of the remaining [*] of banner ads in the Travel Web Guide will be provided to Preview on an as-available basis. Such ad banner slots may be purchased by Preview, at its sole discretion, at the same rate as over delivery as specified in Section 6 (iv).

               v. Auto Web Guide: Preview will be provided with a Premier text
                  --------------
               and graphic link in the Auto Web Guide for [*] per year in this Guide, at such times as the parties shall mutually agree.

               vi.  Sports Web Guide: Preview will be provided with a Premier
                    ----------------
               text and graphic link in the Sports Web Guide for [*] per year in this Guide, at such times as the parties shall mutually agree.

               vii.  Travel Network: Preview's graphic logo will be displayed
                     --------------
               prominently on the upper right portion of the Travel Network frame. Furthermore, Preview will be the exclusive default tab behind the "Full Service" category of the Travel Network. In



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               addition, Preview will have a generic listing (i.e., "All
               Airlines" in the Airline category) in the following categories:
               Airlines, Car Rentals, Cruises and Hotels.

                    The Travel Web Guide link  from Lycos' home page will
               include sub-text "reservations" and "destinations." The Travel Web Guide link n and the "destinations" subtext will link to the Travel Web Guide. The sub-text word "reservations" will link to the open Preview Travel tab of the "Full Service" category of the Travel Network.

               viii.   Shopping Network: When users select the "Travel Now" or
                       ----------------
               other travel links in the Shopping Network they will immediately be transferred to the "Full Service Travel" category of the Travel Network. In this category Preview will be the default page that appears.

               ix.  City Guide: Preview will be provided with a prominent text
                    ----------
               link above the fold on every page of the Lycos City Guide. Lycos will provide banner advertisements for [*] of the impressions associated with the City Guide.

               x. Weather: A text and graphic Premier ad link will be provided
                  -------
               to Preview on the home page of the Weather property. Additionally, [*] of the Lycos-hosted available ad banner inventory in the Weather property will be provided to Preview.

               xi.  Home Page: Preview will be provided with text links on the
                    ---------
               Lycos home page approximately [*] days each month. [Additionally, on the home page Preview will be provided with banner ads.] Such links and banner ads will be provided for the purposes of providing information on monthly travel specials and promotions.

b.             Exclusivity: Lycos shall be able to sell banners and links to any
               ------------
               party except that Lycos shall not sell banners or links in the Travel Web Guide and the Travel Network to (i) [*] or (ii) [*].



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c.             Sale of Advertising on the Lycos Site.  Lycos will be responsible
               -------------------------------------
               for selling advertising on the Lycos/Preview Travel Service Site. The Net Revenues from all advertising sales shall be split [*] for Lycos and [*] for Preview. "Net Revenue" shall mean gross revenues less Lycos' costs (which shall be [*] of gross advertising revenue) and third party commissions. Lycos shall provide Preview with monthly traffic reports. Payment shall be made in the month following the quarter in which Lycos actually receives the revenues. Preview shall have the right, at its expense (except as provided below) to audit Lycos' books and records for the purpose of verifying Net Revenues. Such audits shall be made not more than once per year, on not less than ten
               (10) days written notice, during regular business hours, by auditors reasonably acceptable to Lycos. If the auditor's figures reflect Net Revenues higher than those reported by Lycos, Lycos shall pay the difference. If the auditor's figures vary more than 10% from the figures provided by Lycos, Lycos shall also pay the reasonable cost of the audit.

               2.  Preview's Obligations:
                   ---------------------

            a.  Service and Operation of the  Lycos/Preview Travel Service Site.
                ----------------------------------------------------------------
          Preview shall be responsible for all aspects of sales (excluding advertising as provided in 1(c)) generated from the Lycos/Preview Travel Service Site and/or the Preview Site, including, without limitation, taking reservations, processing payments, processing returns, refunds and credits, etc. Lycos shall take no part in, and have no responsibility or liability for, the actual sales transactions.

            b.  Reporting and Registration Information.  Preview will provide
                --------------------------------------
          Lycos with all registration data on all Lycos users who visit the Lycos/Preview Travel Service Site, whenever such registration data is collected from a Lycos user.

          c.   Preview Content.
               ---------------

               i.   Fare Finder Fare Tracker.  Preview shall provide Lycos with
                    ------------------------
                    a Fare Finder Fare Tracker on a daily basis. Preview shall provide the "grid," which shall consist of origination and destination cities, fare information and fare history, and airport codes.

               ii.  News Headlines.  Preview will provide travel news headlines
                    --------------
                    and stories to Lycos on a daily basis via ftp at a minimum, or via a different technical method as may be



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                    mutually agreed to.

               iii. Weekly Promotional Content.  Promotional content for the
                    --------------------------
                    Lycos Site home page will be provided by Preview on a weekly basis, as per Section 2(e)(iii).

               iv.  Daily Travel News and Special Fares.  On a daily basis
                    -----------------------------------
                    Preview will provide Lycos with news articles related to travel and information regarding special travel fares.

            d.  Links from the Preview Site to the Lycos Site.  Preview will
                ---------------------------------------------
          provide links to the Lycos Site from the Lycos/Preview Travel Service Site, as specified in Exhibit 4. Additionally, Preview will place Lycos branding on the Preview Site for linking to Lycos search and navigation services. Such branding shall be of equal prominence to that received on the Preview Site by any other search or search and navigation center including without limitation AOL, Excite, Infoseek, Hotbot, Yahoo or Alta Vista.

          e.   Promotions.
               ----------

               i.   Preview will provide Lycos with [*] which occurs during [*].

               ii. Preview agrees to provide Lycos access to, and to send promotional e-mails to the Preview database of approximately [*] users at least one time per quarter during the term of this Agreement.

               iii. Preview will run quarterly unique promotions for Lycos on the Lycos Site where the retail price of the products offered in such promotions is valued at [*].

     3.   Branding; Launch of the Lycos/Preview Travel Service Site.
          ---------------------------------------------------------

          a. The Lycos/Preview Travel Service Site shall display Lycos' logo and Preview's logo, but shall have Lycos' "look and feel" with a URL substantially similar to previewtravel.lycos.com.

          b. Preview will work with Lycos to ensure that the Lycos/Preview Travel Service Site has the look and feel of lycos.com. This shall include, but not be limited to, changing fonts and the button that says "go" to



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          initiate a search, to "Go Get It" to conform to the Lycos look and feel. Additionally, if Lycos changes format or templates for web guides or other properties, Lycos will provide Preview with reasonable notice and information regarding such changes. Preview will use best efforts to ensure that changes are made on the Lycos/Preview Travel Service Site current and consistent with the changes made on lycos.com.

            c. Lycos will provide Preview with a header (Exhibit 5) and footer file (the "File"), which shall be 600 x 100 pixels, and which Preview shall include in each page that is served from the Lycos/Preview Travel Service Site, except as otherwise approved by Lycos.

            d. The Fodor's content pages on the Lycos/Preview Travel Service Site shall carry the Lycos brand with equal prominence to the Preview brand in the upper left corner and on the left navigation bar of such pages.

            e. Immediately upon execution of this Agreement, Lycos will cooperate with Preview and Verisign to ensure that security certification is implemented on the URL of the Lycos/Preview Travel Service Site.

            f. Preview will use best efforts to launch the Lycos/Preview Travel Service Site within five (5) weeks of execution of this Agreement.
          The Lycos/Preview Travel Service Site when launched shall contain a minimum of the following: Lycos URL, Lycos branding as described above on all pages. Preview will also make best efforts to ensure that the Preview service "farefinder" is available on the date of launch as well.


          g.   Site Address and Media Metrix Reports
               -------------------------------------

               i. The Lycos/Preview Travel Service Site top level will be /reservations.lycos.com. Subsequent pages on the Lycos/Preview
               -----------------------
               Travel Site will carry the URL /previewtravel.lycos.com.
                                               -----------------------

               ii. Lycos will receive full credit on the Lycos/Preview Travel Service Site for all Media Metrix measurements including page views, reach and usage. Lycos agrees to work with Media Metrix and Preview to determine how many Lycos page views are attributable to viewing of Preview content on the Lycos/Preview Travel Service Site for the purpose of Preview reporting outside the scope of normal Media Metrix reports.

               h. Current Preview Travel Advertising Purchase on the Lycos Site.
                  -------------------------------------------------------------
               Preview has purchased advertising from Lycos in the amount of approximately [*] for the period of March 1 through



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               December 31 of 1998.  Preview agrees not to cancel such
               advertising so long as Lycos permits Preview to resell such inventory at a rate not less than [*] of the price paid by Preview. If Lycos does not permit such resale, then Preview may cancel such advertising due to be delivered in the third and fourth quarters of 1998.

               i.   Linking
                    -------


                    i. All banner advertisements, premier ad links in the Travel, Auto and Sports Web Guides, and ad links in the City Guide on the Lycos Site will link the top level welcome jump page to the Lycos/Preview Travel Service Site.

                    ii. KITI links on search result pages, home page text links and the "Reservations" link under home page travel web guide link to the open Preview tab page in the Travel Network.

     4.   Term:  The term ("Term") of this Agreement shall commence on the
          ----
Effective Date and continue until the second anniversary of the Effective Date unless terminated earlier as provided in Section 12 below.

     5.   Fees.
          ----

          a.  Guaranteed Payments.  Preview shall pay Lycos a base fee of
              -------------------
          $4,250,000 for the Term (the "Base Fee"). The Base Fee shall be paid in eight equal installments of $531,250. The first installment will be paid to Lycos within thirty (30) days of the date of this Agreement and the remaining seven installments shall be paid to Lycos on a quarterly basis beginning ninety (90) days after the date of this Agreement.

          b. Transaction Revenues.  Preview shall provide Lycos [*] per airline
             --------------------
          ticket and [*] of the net, base commission for car rental and hotel or other commissionable travel reservation transactions paid after the following minimum number of transactions are reached:

               Year 1:        [*] transactions
               Year 2:        [*] transactions

            The amounts payable under this paragraph Section 5 (b) shall be payable by Preview to Lycos within thirty (30) days after the month in which the transaction occurred. A transaction is defined as a unique air, car, hotel or other commissionable travel reservation for which Preview



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          receives commission.

     6.   Impressions:  During each year of the Agreement, Lycos shall deliver
          -----------
to Preview the following number of Link Impressions (as defined below). "Targeted" indicates Link Impressions from key words, the Travel Web Guide, The Travel Network, or City Guide \ Road Maps. "Non-targeted" indicates Link Impressions from all other properties.

          i.   Year 1 Scheduled Impressions:
               ----------------------------

               Total [*] million
                    ([*] million)
                    ([*] million)

          ii.  Year 2 Scheduled Impressions:
               ----------------------------

               Total [*] million
                    ([*] million)
                    ([*] million)

                    iii. A "Link Impression" shall be defined as the appearance of a link or button to the Preview Site or the Lycos/Preview Travel Service Site, including all graphic links and buttons and advertising banners.

                            At the conclusion of each year of the Agreement,
               Lycos' performance will be measured by delivery of the scheduled Link Impressions. Lycos will provide monthly and quarterly reports.

                            If, during the first year of the Agreement, Lycos
               fails to deliver 100% of the scheduled Link Impressions to each category (i.e., Targeted and Non-targeted) then Lycos will make good the impressions underdelivered in each category (i.e., Targeted and Non-targeted) within 120 days. For example, if in year one Lycos underdelivers by 10% of Targeted and 5% of Non-Targeted Link Impressions, Lycos' makegood shall consist of [*] Link Impressions. If Lycos underdelivers on one category but overdelivers on the other, Lycos shall not be entitled to overdelivery payments (see Section 6(iv) below) until such overdelivery has been made in both categories proportionately. For example, if in year one Lycos overdelivers on Targeted by 15% but underdelivers on Non-targeted (or overdelivers by less than 10%), Lycos shall not be entitled to overdelivery payments



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               until Lycos overdelivers on Non-targeted by 10%; at such time as
               Lycos has overdelivered on Non-targeted by 10%, the overdelivery payments shall be based upon the lesser of the two overdelivery amounts (i.e., 10% rather than 15%). If Lycos does not make good the impressions within the 120-day period (or the six month extention described immediately below) and the parties cannot agree on other appropriate compensation, then Preview will reduce the base payment due Lycos during the second year of the Term by the percentage in which the actual Link Impressions plus any makegoods delivered by Lycos is below the scheduled Link Impressions for the first year of the Term. If Lycos and Preview agree that Lycos can deliver the make-good impressions within six
               (6) months after the second year of the Agreement, then the contract period will be extended six (6) months and the base payment for the second year of the Term will not be reduced.

          iv. If in any year of the Agreement Lycos delivers impressions in excess of the scheduled impressions for such year, Lycos will receive the additional compensation per the following table:

            Over Delivery                      [*]                   [*]                 [*]
--------------------------------------
CPM Payment (1)                                [*]                   [*]                 [*]
Transaction Payment (2)                        [*]                   [*]                 [*]
Transaction Threshold Credit (3)               [*]                   [*]                 [*]

          (1) Payment made to Lycos per one thousand (1,000) impressions given that such impressions are delivered in at least the same proportion of Targeted and Non-targeted impressions set forth above. For example, if in year one Lycos overdelivers on Targeted by [*] and overdelivers on Non-targeted by [*], Lycos shall be entitled to payment in the amount of [*].

          (2) Lycos will be paid pursuant to Section 5(b) above for transactions made during such over-delivery as provided above.

          (3) Transactions made in such over-delivery category will accumulate towards transaction payment thresholds as outlined above.

   7.     Marks:  Lycos hereby grants to Preview non-exclusive, non-transferable
          -----
licenses to reproduce and display Lycos' trademarks, service marks, logos and the like



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solely for the purposes specified in this Agreement.  Preview hereby grants
Lycos each a non-exclusive, non-transferable license to reproduce and display Preview's trademarks, service marks, logos and the like solely for the purposes specified in this Agreement. Except as expressly stated herein, neither party shall make any other use of the other party's marks. Upon request of either party, the other party shall provide appropriate attribution of the use of the requesting party's marks. (e.g., "Go Get It(R) is a registered service mark of Lycos, Inc. All Rights Reserved."). Such licenses shall terminate automatically upon the effective date of expiration or termination of this Agreement.

     8.   Representations and Warranties:  Each party hereby represents and
          ------------------------------
warrants as follows:

          a. Corporate Power.  Such party is duly organized and validly existing
             ---------------
          under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          b. Due Authorization.  Such party is duly authorized to execute and
             -----------------
          deliver this Agreement and to perform its obligations hereunder.

          c. Binding Agreement.  This Agreement is a legal and valid obligation
             -----------------
          binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          d. Intellectual Property Rights.  Such party has the full and
             ----------------------------
          exclusive right to grant or otherwise permit the other party to access such party's site and use such party's intellectual property, and that it is aware of no claims by any third parties adverse to any of such intellectual property rights. If either party's (the "Infringing Party") intellectual property rights are alleged or held to infringe the intellectual property rights of a third party, the Infringing Party shall, at its own expense, and in its sole discretion, (1) procure for the non-Infringing Party the right to continue to use the allegedly infringing intellectual property or (2) replace or modify the intellectual property to make it non-infringing; provided, however, if neither option is possible or economically feasible and if the inability to use such intellectual property would cause a material breach of this Agreement (as determined by the non-Infringing Party), the Infringing Party may terminate this Agreement; provided however that each party's obligations shall be prorated through the termination date.

     The representations and warranties and covenants in this Section 8 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

     9.   Limitation of Warranty.  EXCEPT AS EXPRESSLY WARRANTED IN SECTION 8
          ----------------------
ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY WARRANTED IN SECTION 8(d) ABOVE, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO SUCH PARTY'S SITE OR THE LYCOS/PREVIEW TRAVEL SERVICE SITE, AND NEITHER PARTY SHALL BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS OR ERRORS RELATED THERETO. LYCOS SPECIFICALLY DISCLAIMS ALL LIABILITY FOR THE PREVIEW SITE AND THE CONTENT THEREIN, AND PREVIEW SPECIFICALLY DISCLAIMS ALL LIABILITY FOR THE LYCOS SITE AND THE CONTENT THEREIN.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO ANY PRODUCTS OFFERED OR SOLD THROUGH THE LYCOS/PREVIEW TRAVEL SERVICE SITE (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS, MERCHANTABILITY, NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE).

     10.  Indemnification.
          ---------------

          a. Preview Indemnity.  Preview will at all times defend, indemnify and
             -----------------
          hold harmless Lycos and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by Preview in this Agreement or the development, operation or maintenance of the Preview Site or the Lycos/Preview Travel Site, including the content thereon. Lycos shall give Preview prompt written notice of any claim, action or demand for which indemnity is claimed. Preview shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Lycos shall have the right to participate in any defense of a claim by Preview with counsel of Lycos' choice at Lycos' own expense, subject to

          Preview's control of the defense. The foregoing indemnity is conditioned upon: prompt written notice by Lycos to Preview of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Preview; and such reasonable cooperation by Lycos in the defense as Preview may request.

          b. Lycos Indemnity.  Lycos will at all times defend, indemnify and
             ---------------
          hold harmless Preview and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by Lycos in this Agreement or the development, operation or maintenance of the Lycos Site, including the content thereon. Preview shall give Lycos prompt written notice of any claim, action or demand for which indemnity is claimed. Lycos shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Preview shall have the right to participate in any defense of a claim by Lycos with counsel of Preview's choice at Preview's own expense, subject to Lycos' control of the defense. The foregoing indemnity is conditioned upon; prompt written notice by Preview to Lycos of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Lycos; and such reasonable cooperation by Preview in the defense as Lycos may request.

          c. Settlement.  Neither party shall, without the prior written consent
             ----------
          of the other party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

     11.  Confidentiality, Press Releases.
          -------------------------------

          a. Non-Disclosure Agreement.  The parties agree and acknowledge that,
             ------------------------
          as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential

          Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party . Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

          b. Confidential Information Defined.  As used in this Agreement, the
             --------------------------------
          term "Confidential Information" refers to: (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party;
          (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that such party can show that those same employees or agents had no access to the Confidential Information received hereunder.

          c. Press Releases.  Lycos and Preview may jointly prepare press
             --------------
          releases concerning the existence of this Agreement and the terms hereof. A joint press release shall be issued by the parties within four weeks of execution of this Agreement. Otherwise, no public statements concerning the existence or terms of this Agreement shall be made or released to any medium except with the prior approval of Lycos and Preview or as required by law.

     12.  Termination.  Either party may terminate this Agreement if (a) the
          -----------
other party files a petition for bankruptcy or is adjudicated bankrupt; (b) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (c) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (d) a receiver is appointed for the other party or its business; (e) upon the occurrence of a material breach of a material provision by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; (f) upon thirty (30) days written notice if the other party's service , viewed as a whole, ceases to be competitive with substantially similar services then being offered by third parties; or (g) by mutual consent of the parties.

     13.  Force Majeure.  In the event that either party is prevented from
          -------------
performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability (not to exceed 60 days) to perform due to such occurrence. If such performance can not be restored within 60 days, either party may terminate this Agreement upon written notice to the other party.

     14.  Relationship of Parties.  Preview and Lycos are independent
          -----------------------
contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between Preview and Lycos. Neither party has authority to enter into agreements of any kind on behalf of the other.

     15.  Assignment, Binding Effect.  Neither Lycos nor Preview may assign this
          --------------------------
Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other. Notwithstanding the foregoing, either party may assign this Agreement to any successor, acquiror or merger party.

     16.  Choice of Law and Forum.  This Agreement, its interpretation,
          -----------------------
performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of the State of New York applicable to contracts entered into and wholly to be performed within said state. Preview hereby consents to the personal jurisdiction of the State of New York , acknowledges that venue is proper in any state or Federal court in the State of New York, agrees that any action related to this Agreement must be brought in a state or Federal court in the State of New York, and waives any objection Preview has or may have in the future with respect to any of the foregoing.

     17.  Good Faith.  The parties agree to act in good faith with respect to
          ----------
each provision of this Agreement and any dispute that may arise related hereto.

     18.  Additional Documents/Information.  The parties agree to sign and/or
          --------------------------------
provide such additional documents and/or information as may reasonably be required to carry out the intent of this Agreement and to effectuate its purposes.

     19.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     20.  No Waiver.  The waiver by either party of a breach or a default of any
          ---------
provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

     21.  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties hereto and their respective heirs, successors and assigns.

     22.  Severability.  Each provision of this Agreement shall be severable
          ------------
from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     23.  Notices.  All notice required to be given under this Agreement must be
          -------
given in writing and delivered either in hand, by certified mail, return receipt requested, postage pre-paid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:

            If to Lycos:        Lycos, Inc.
                                500 Old Connecticut Path
                                Framingham, MA 01701-4576
                                Fax No.: (508) 820-4499
                                Attention:  Chief Financial Officer

            with a copy to:     Michael J. Riccio, Jr., Esquire
                                Hutchins, Wheeler & Dittmar
                                A Professional Corporation
                                101 Federal Street
                                Boston, MA 02110
                                Fax No.: (617) 951-1295

            If to Preview:      Preview Travel, Inc.
                                747 Front Street
                                San Francisco, CA  94111
                                Attention: Chief Financial Officer
                                Fax: 415-421-4992

            with a copy to:
                                Mark Medearis
                                Venture Law
                                2800 Sand Hill Rd
                                Menlo Park 94025
                                Fax: 650-854-1121

     24.  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between Lycos and Preview concerning the subject matter, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

     25.  Limitations of Liability.   UNDER NO CIRCUMSTANCES SHALL EITHER PARTY
          ------------------------
BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORESEEABLE OR THAT PARTY HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT OR THE OPERATION OF SUCH PARTY'S SITE (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE AMOUNT RECEIVED BY THE OTHER PARTY UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, HOWEVER, THIS SECTION SHALL NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR (A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY; (C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR
(D) INDEMNIFICATION OBLIGATIONS HEREUNDER.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

PREVIEW TRAVEL, INC.                    LYCOS, INC.


By:     /S/ Ken Pelowski                By:   /S/ Robert Davis
   -------------------------------         --------------------------------

Name:   Ken Pelowski                    Name:   Robert Davis
      ----------------------------           ------------------------------
Title:  Executive Vice President        Title:  CEO
       ---------------------------            -----------------------------
Date:   March 14, 1998                  Date:   March 14, 1998
       ---------------------------            -----------------------------

ATTACHMENT 1 -- KEY WORDS

[*]



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibits
--------

Exhibit 1 - Search Results; graphics and text link example

Exhibit 2 - Travel Web Guide; graphics and text link example

Exhibit 3 - Lycos/Preview Travel Service - layout look and feel

Exhibit 4 - Preview Travel provided links to Lycos.com from the
            Lycos/Preview Travel Service Site

Exhibit 5 - Header file example